Exhibit 32.1

CERTIFICATIONS

Section 1350 Certification of Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of American Picture House Corporation (the “Company”) hereby certifies that the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2026 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 13, 2026

/s/ Bannor Michael MacGregor
Bannor Michael MacGregor
Chairperson and Chief Executive Officer